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                                                                    EXHIBIT 12.8

SUPPLEMENTAL SCHEDULE - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES SIERRA PACIFIC INSTITUTIONAL PROPERTIES V
RATIO OF EARNINGS TO FIXED CHARGES:

                                                                                                       Three       Three
                                                                                                       Months      Months
                                            Year End.   Year End.   Year End.  Year End.  Year End.     End.        End.
                                               1996       1997        1998       1999       2000      3/31/00     3/31/01
                                            -----------------------------------------------------------------------------

Earnings:
  Pretax income (loss)                      $(168)       $(178)      $(284)     $ (57)      $ 259       $  72       $  42

Fixed Charges:
  Interest expense                            --           --          --         --          --          --          --
  Interest factor of rental expense           128          127         125        137          10          10         --
                                            -----------------------------------------------------------------------------
        Total fixed charges                   128          127         125        137          10          10         --
                                            -----------------------------------------------------------------------------

        Total earnings                        (40)         (51)       (159)        80         269          82          42

        Total fixed charges                   128          127         125        137          10          10         --
                                            -----------------------------------------------------------------------------

                                            -----------------------------------------------------------------------------
Ratio of earnings to fixed charges          (0.32)       (0.40)      (1.28)      0.58       26.90         8.2         --
                                            -----------------------------------------------------------------------------

                                            -----------------------------------------------------------------------------
  Deficiency to cover fixed charges           168          178         284         57         --          --          --
                                            -----------------------------------------------------------------------------

        COMPUTATION OF INTEREST FACTOR
         OF RENTAL EXPENSE:
          Operating rental expense            383          382         374        410          29          29         --
          Interest factor                      33%          33%         33%        33%         33%         33%         33%
                                            -----------------------------------------------------------------------------

                       Total                  128          127         125        137          10          10         --
                                            =============================================================================